THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

$12,000 PROMISSORY NOTE

FOR services to be rendered in the capacity as a director for the fiscal year ending September 30, 2014, XsunX, Inc., a Colorado corporation (the “Company”), promises to pay to the member of the Company’s Board of Directors named below (the “Holder”) the principal sum of Twelve Thousand Dollar ($12,000) and any additional sums pursuant to the terms hereof on or before October 1, 2015 (the “Maturity Date”) or such earlier date as may provide for hereunder (this “Note”). This Note is issued and effective as of October 1, 2013 (the “Effective Date”).

Holder:

Address:

1.

ZERO Percent Interest for the first twelve months.  The Company may, after first providing Holder three (3) day advance notice, pay this Note at any. If the Company pays the Note, or the Note is otherwise paid pursuant to the terms hereof on or before the expiration of the first 12 months (the “First Anniversary”) from the Effective Date, the Interest Rate shall be ZERO PERCENT (0%).  If the Company does not pay the Note on or before the First Anniversary, a one-time interest charge of 10% shall be applied to the Principal Sum.

2.

Conversion. The Holder has the right, at any time after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and non-assessable shares of common stock of the Company (“Shares”) as per this conversion formula:  Number of shares receivable upon conversion equals the dollar conversion amount divided by the lesser of (a) $0.005 and (b) the average of the three (3) closing share prices occurring immediately preceding the applicable conversion date (the “Conversion Price”). Conversions may be delivered to Company by method of Holder’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require  payment from the Holder.  If no objection is delivered from Company to Holder regarding any variable or calculation of the conversion notice within 24 hours of delivery of the conversion notice, the Company shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto.  The Company shall deliver the shares from any conversion to Holder  within 5 (five) business days of conversion notice delivery.

3.

Market Standoff. Unless the Company’s Board of Directors otherwise consents, Holder agrees hereby not to sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement, excluding any S-8 registration, of the Company filed under the Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

4.

Rule 144.  Holder acknowledges and understands that the Shares may be subject to transfer and sale restrictions imposed pursuant to SEC Rule 144 of the Rules promulgated under the Securities Act of 1933 (“Act”) and the regulations promulgated thereunder.  Holder shall comply with Rule 144 and with all policies and procedures established by the Company with regard to Rule 144 matters.  Holder acknowledged that the Company or its attorneys or transfer agent may require a restrictive legend on the certificate or certificates representing the Shares pursuant to the restrictions on transfer of the Shares imposed by Rule 144.

5.   S-8 Registration. So long as the Shares may be subject to transfer and sale restrictions imposed pursuant to SEC Rule 144 of the Rules promulgated under the Securities Act of 1933 (“Act”), the Company shall, upon written request by Holder, file a Form S-8, if applicable, with the U.S. Securities and Exchange commission to register the restricted Shares.

6.

No Distribution.  Notwithstanding anything in this Agreement to the contrary, Holder acknowledges that: (i) the Shares upon conversion, is and are being acquired in a private transaction which is not part of a distribution of the Shares; (ii) the Holder intends to hold the Shares for the account of the Holder and does not intend to sell the Shares as a part of a distribution or otherwise; and (iii) neither the Holder nor the Company is an underwriter with regard to the Shares for purposes of Rule 144.

7.

Securities Compliance.  Holder agrees that the Shares issuable hereunder will be issued in reliance on one or more exemptions from the registration requirements of federal and state securities laws, which exemptions may include, without limitation, registration requirements of Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, and that the Company is relying upon the truth and accuracy of the representations of Holder to determine the applicability of such exemptions and the suitability of Holder to acquire the Shares.  The parties hereto shall cooperate with each other and execute such additional documents or instruments and perform such further acts as may be reasonably necessary to affect the issuance or registration of any Shares.

8.

Default.  The following are events of default under this Note: (i) the Company shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Company shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (iii) an involuntary proceeding shall be commenced or filed against the Company.

9.

Remedies.  In the event of any default, the outstanding principal amount of this Note, plus unpaid interest, shall become, at the Holder’s election, immediately due and payable in cash.  In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant to this Section 9.  Nothing herein shall limit Holder’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Shares upon conversion of the Note as required pursuant to the terms hereof.

10.

No Shorting.  Holder agrees that so long as this Note from Company to Holder remains outstanding, Holder will not enter into or effect “short sales” of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of Company.

11.

Assignability.  The parties may not assign this Note.  This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors.

12.

Governing Law.  This Note is made in Orange County, California and will be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to conflict of laws principles.  Venue in any action arising by reason of this Note shall lie exclusively in Orange County, California.

13.

Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

14.

Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Holder has the right to have any such opinion provided by its counsel.

15. Tax Consequences. The Holder has reviewed with the Holder's own tax advisors the federal, state, local and foreign tax consequences, if any, of the transactions contemplated by this Note. The Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Holder understands that the Holder (and not the Company) shall be responsible for the Holder's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

16.

Notices.  Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier.  Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

17. Entire Agreement. This Note constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Note, and supersedes all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the subject matter of this Note.

IN WITNESS WHEREOF, the undersigned Company and Holder have caused this Note to be duly executed.

Company:

Holder:

____________________________________________________

______________________________________________________

Tom Djokovich

XsunX, Inc.

Chief Executive Officer

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